Exhibit 99.2

FOR IMMEDIATE RELEASE

TOWER TECH HOLDINGS INC.

101 South 16th Street, P.O. Box 1957

Manitowoc, WI 54221-1957

(920) 684-5531

For more information contact:

Steve Huntington, CFO

TOWER TECH HOLDINGS INC. STRENGTHENS
SENIOR MANAGEMENT TEAM

-Tower Tech Names Lars Moller as Executive Vice President of Business Development and Matthew Gadow as Executive Vice President of Strategic Planning-

MANITOWOC, WI, October 23, 2007 — Tower Tech Holdings Inc. (TWRT-OTC) announced today that two experienced leaders in the North American wind industry have joined the Company’s management team.

Lars Moller has joined the organization as Executive Vice President of Business Development and is responsible for overseeing the development of supplier relationships with leading wind turbine manufacturers.  Mr. Moller has more than 20 years of experience in the wind industry, most recently serving as President of DMI Industries, a leading North American wind tower fabricator.  Mr. Moller has also held senior management positions with Vestas Americas, Difko and BONUS Energy.  Mr. Moller also serves on the Board of Directors of the American Wind Energy Association (AWEA).

Matthew Gadow has joined the organization as Executive Vice President of Strategic Planning and is responsible for acquisitions, joint ventures and other strategic projects.  Mr. Gadow was most recently Executive Vice President and Chief Financial Officer of DMI Industries.  Prior to that, he served as director of finance for three manufacturing companies.

“We believe Lars’ and Matt’s experiences are unparalleled in component manufacturing for the wind industry.  Their strategic, manufacturing and finance expertise is expected to be invaluable to Tower Tech as it builds its infrastructure throughout the organization,” said J. Cameron Drecoll, CEO of Tower Tech.  He continued, “We also look forward to their leadership in developing relationships with our current customers and attracting new wind industry customers.”

“Tower Tech has undergone a dramatic transformation during the past year, including multiple strategic transactions, sizeable financial investments, significant investments in its capacity across product lines and the addition of talented managers and employees.  We believe that these actions will help Tower Tech to achieve its goal of becoming the premier component supplier to the wind industry,” said Lars Moller.  Matthew Gadow continued, “Lars and I look forward to continuing the pursuit of adding wind-related customers and products and ensuring that the internal infrastructure can handle the expected growth.”

About Tower Tech Holdings Inc.

Tower Tech Holdings Inc. (TWRT-OTC) is dedicated to the production of components for energy and infrastructure-related industries. Tower Tech is primarily focused on the manufacture of components for the wind industry, including tower support structures through its Tower Tech Systems subsidiary and gearing systems through its Brad Foote Gear Works subsidiary. Tower Tech is headquartered in Manitowoc, Wisconsin and has additional locations in Cicero, Illinois and Neville Island, Pennsylvania.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.  Our forward-looking statements in this release generally relate to (i) the anticipated benefits the wind energy industry experience and expertise of Mr. Moller and Mr. Gadow will bring to Tower Tech and (ii) the expected impact recent strategic transactions will have on Tower Tech’s operating goals. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) incorrect assumptions by management regarding the benefits Mr. Moller and Mr. Gadow will bring to Tower Tech, (ii) potential difficulties integrating Mr. Moller and Mr. Gadow into the existing Tower Tech management team, (iii) potential difficulties integrating the operations of recently-acquired companies with Tower Tech’s operations and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.

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